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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 12, 1997, which appears on page 9 of the 1996 Annual Report to Shareholders of Amax Gold Inc., which is incorporated by reference in Amax Gold Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP
Denver, Colorado
March 26, 1997